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                                                                   EXHIBIT 10(f)


                            TEXAS OIL & CHEMICAL CO.

                               PHANTOM STOCK PLAN


         1. Purpose. This Phantom Stock Plan, (the "Plan"), of Texas
Oil & Chemical Co. for a select group of management personnel is intended to advance the best interest of Texas Oil & Chemical Co. and subsidiary companies by providing such personnel who have a substantial responsibility for the management and growth of the companies with additional incentive by promoting a productivity viewpoint among such executive and key personnel.

         2. Definitions.

         2.1 "Administrative Committee" shall mean the Board of Directors of the Company or any committee established by the Board of Directors of the Company to administer this Plan.

         2.2 "Anniversary Date" shall mean September 30 of each calendar year, which will be the last day of the fiscal year of the Company.

         2.3 "Award Level" shall mean any of the following as determined by the Administrative Committee in granting an award: (i) the attainment of a level of net profits of the Company for a given year, (ii) the attainment of a level of net profits of a specified Sub or a combination of Subs for a given year, or
(iii) a fixed dollar amount.


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         2.4 "Common Stock" shall mean the common stock of the Company, no par value.

         2.5 "Company" shall mean Texas Oil & Chemical Co.

         2.6 "Date of Award" shall mean the Anniversary Date as of which a Participant is determined to be entitled to specified incentive compensation because of the attainment of an Award Level.

         2.7 "Employee" shall mean any person including an officer of the Company or a Sub (whether or not he is also a director) who is employed by the Company or a Sub on a full time basis, who is compensated for such employment by regular salary and who, in the opinion of the Administrative Committee is one of a select group of management personnel of the Company or of a Sub in a position to contribute materially to the continued growth and development and to the future financial success of the Company.

         2.8 "Net Profits of the Company" shall mean the net profits of the Company as reflected on its federal income tax return for the year before provision for federal income tax plus or minus the net Lifo inventory adjustment for the year and plus or minus the net entitlement changes for the year, but exclusive of all items of extraordinary income as delineated in the audited annual statements. For


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this purpose the net profits of the Company shall be consolidated with the net profits of all subsidiaries of the Company.

         2.9 "Net Profits of the Sub" shall mean the net profits of a given Sub or a combination of subs as selected by the Administrative Committee when making an award to a Participant as reflected in its or their financial statements as prepared for the purpose of filing its or their federal income tax return or returns for the year before provision for federal income tax plus or minus the net Lifo inventory adjustment for the year and plus or minus the net entitlement changes for the year, but exclusive of all items of extraordinary income as delineated on the audited annual statement.

         2.10 "Participant" shall mean an Employee who is awarded deferred compensation hereunder.

         2.11 "Retirement" shall mean severance from the employ of the Company and all Subs upon or after attaining the normal retirement age whether established by the Company or Sub through its qualified Plan (which is presently age 65) or through contract with a particular employee or becoming totally disabled under such a plan, if applicable.

         2.12 "Stated Value" shall mean the value of one share of common stock of the Company as determined by the Administrative Committee for the Company as of a given


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Anniversary Date. This Stated Value is not necessarily the fair market value of the Company but is the value established only for purposes of this Plan pursuant to the procedures as set forth below in this Section. The purpose of the valuation is to provide a consistent method of determining the relative changes in the value of the Company and its related Subs, both as individual companies and as a whole, over a period of years, in order to accomplish the purpose stated in section 1 hereof. While the Stated Value may bear some relation to fair market value, it does not purport to be fair market value for the purpose of selling one asset, one Sub, or the whole Company, of borrowing money, of determining estate or inheritance tax liabilities, or for any other specific purpose.

         Stated Value shall be determined as follows:

          (a) The Administrative Committee shall determine the fair market value of the various assets either individually or by classes, based on the most recent formal outside valuation of the Company, and updated to the date of this valuation. These values shall be substituted for the book value of the fixed assets and the difference shall be added to or subtracted from the net equity as reflected in the audited financial statements of the Company to determine a value.


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          (b) The Administrative Committee shall determine the 3 year historical
     Net Profits of the Company as defined in section 2.8 and estimate one (1) year of Net Profits of the Company in the future using the same type of procedure. The sum of these four (4) years' Net Profits are to be divided by four (4) to arrive at an average Net Profit. The resulting average Net Profit shall be multiplied by five (5) to determine a value of the Company.

          (c) The Administrative Committee shall then determine the average value of the Company by adding the values determined under subsections
     2.12 (a) and (b) dividing by two (2). This value shall then be divided by the total number of shares of Common Stock outstanding to determine a value per share. The value per share so determined shall then be discounted by 35% to arrive at the Stated Value.

         In the event the Company becomes publicly held, the most recent published price shall become the Stated Value. Each year as of the Anniversary Date the Administrative Committee shall certify said Stated Value and shall place it on the special) ledger of the Phantom Stock Plan and


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shall provide each Participant with a copy thereof. A Participant shall have the right within thirty (30) days of the date he received his notice of the Stated Value to object to its calculation. After such thirty (30) day period, if no written objections are received, said Stated Value shall be final and conclusive for all purposes of the Plan.

         2.13 "Sub" shall mean any corporation in which the Company owns directly or indirectly stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock.

         2.14 "Termination Date" shall mean the date a Participant's severance of employment with the Company and all Subs for any reason other than retirement for age or disability or death.

         2.15 "Unit" shall mean one share of the phantom common stock set aside for a Participant. The number of units set aside each year is determined by dividing the incentive compensation awarded to a Participant as of a given Anniversary Date by the Stated Value of one share of common stock as of that same Anniversary Date.

         3. Administration.

         3.1 Composition: The Administrative Committee shall be composed of the Board of Directors of the Company


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or those persons chosen by the Board of Directors to constitute the Committee.
The Administrative Committee shall administer and construe this Plan. No member of the Administrative Committee shall be liable for any act done or any determination made in good faith.

         3.2 Administration of Plan: Construction by the Administrative Committee of any provision of this Plan shall be final and conclusive. It shall determine, subject to the provisions of this Plan:

          (a) Participants: The Employees who shall participate in the Plan from time to time;

          (b) Incentive Compensation Formula: The percentages and Award Level which shall be used to determine incentive compensation for each of the Participants in the Plan, it being intended that the percentages and Award Level may be different for groups of Participants and for individual Participants; and

          (c) Service: Whether authorized leave of absence, or absence on military or government service shall constitute severance from the Company and all Subs;

          (d) Stated Value: The Stated Value of one share of Common Stock of the Company for the


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     purpose of this Plan. The Stated Value shall be determined consistently from year to year based upon the method described in section 2.12.

         3.3 Delegation: The Administrative Committee may in its discretion delegate one or more of its duties to an officer or Employee or a committee composed of officers and Employees of the company or of a Sub but may not delegate its authority to construe this Plan or to make the determinations specified in section 3.2.

         4. Establishment of Incentive Compensation Formula. Each year prior to the Anniversary Date the Administrative Committee shall determine the Employees who shall be eligible to have incentive compensation accrued for their account at the next Anniversary Date and shall determine the Award Level to be applicable to each Employee and the percentage of the Award Level which will be awarded to each Employee at the next Anniversary Date and shall make this known to each Participant in writing prior to or at the commencement of the fiscal year. The Award Level and percentage set for each of the various Participants need not be the same.

         Each year as soon as possible after the Anniversary Date the Administrative Committee shall determine the amount of incentive compensation awarded to each individual Participant and the amount of dividends paid on shares of Common Stock


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equal to the number of Units previously awarded to the Participant and shall convert the awarded incentive compensation and dividends paid since the last Anniversary Date into whole and/or fractional units as may be required. Fractional Units shall be rounded to the third decimal. Then the Administrative Committee shall notify each Participant in writing of the amount of incentive compensation awarded to him during that year, the amount of dividends that had been paid on Common Stock equal to the number of units that he held during that year, and the number of Units that the incentive compensation and dividends were converted into as of the Anniversary Date, together with a restatement of the number of Units which have been previously awarded to him prior to the Anniversary Date and the new value of a Unit as of said Anniversary Date.

         5. Income Earned During Employment. The Administrative Committee shall set up an appropriate record ("Special Ledger") which will from time to time reflect the name of each Participant, the number of Units which have been awarded to the individual as incentive compensation and the value of one Unit, determined as of the last Anniversary Date. Each year's award of Units shall be maintained separately.


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         6. Benefits.

         6.1 Retirement, Death or Termination by Company or Sub without Cause. A Participant who retires from the employ of the Company or a Sub on or after his retirement date as described in section 2.11 for age or disability, who dies at any time while in the employ of the Company or a Sub or who is terminated by the Company or a Sub without cause shall receive a benefit equal to the number of Units credited to his account on such date multiplied by the value of one such Unit determined as of the last preceding Anniversary Date prior to his death, retirement or termination.

         6.2 Termination by Participant Prior to Retirement or Death. A Participant who terminates his services with the Company and all Subs with or without cause for any reason other than retirement for age or disability or death shall be entitled to a benefit equal to the applicable percentage in the table below for the period of participation in the Plan after the date given incentive compensation and dividends were converted into Units to the date of termination. For purposes of determining vesting under this schedule each year's Units shall each be treated separately, i.e., Units initially set aside in the special ledger on September 30, 1979, would become fully vested on September 30, 1984. Full years will be counted from September 30th of a given year to September 30th of the next year.


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
             Years of Participation After Date
             Units Are Initially Determined                    Percentage
             ------------------------------                    ----------
                      One                                          20%
                      Two                                          40%
                      Three                                        60%
                      Four                                         80%
                      Five                                        100%

         6.3 Termination by the Company or a Sub for Cause. A Participant who is terminated by the Company or a Sub for cause shall not be entitled to any benefit under this agreement and shall forfeit all of his rights to Units previously placed in his account. Termination for cause shall include, but not be limited to, the following: termination for willful misconduct, fraud, theft, embezzlement, commission of a felony, proven dishonesty or acts of moral turpitude which damaged the Company or a Sub or for disclosing trade secrets or business methods of the Company or a Sub or for enticing employees away to a competitor. The determination of whether a Participant has been terminated for cause shall be made by the Administrative Committee, by a majority vote, after full consideration of the facts presented on behalf of both the Company or the Sub, as the case may be, and the Participant. The decision of the Administrative Committee as to the cause of a former Participant's discharge and damage done to the Company or the Sub shall be final. No decision of the Administrative Committee, however, shall affect the finality of the discharge of the Participant by the Company or the Sub in any manner.


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         7. Payment of Benefits.

         7.1 Method of Payment. On or before thirty (30) days prior to receiving a benefit under section 6 hereof, the Participant may request either to receive payment in one lump sum, payable within four months of his termination date, or in ten or less equal annual installments with interest accrued yearly on the Anniversary Date at one percent (1%) below the average prime rate for the fiscal year ending on such Anniversary Date as such prime rates are quoted by Bank of the Southwest National Association, Houston in Houston, Texas, but not less than one percent (1%) above the interest rate paid to Silver Compass Pass Book Savings Accounts holders on the Anniversary Date by Bank of the Southwest National Association, Houston nor more than ten percent (10%) per annum, except that the last year's installment shall have the interest determined as of the date the payment is made, the first such payment to be made within four months after his termination date, or in the form of an annuity payable over the Participant's lifetime or the joint lifetime of the Participant and a designated joint pensioner; but, the Administrative Committee shall in its sole discretion have the power to determine the method of payment. The payment of a benefit under this P1an shall be made by the Company or the Sub by whom the Participant was employed on


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the date of his termination which paying corporation shall be reimbursed by the
Company or any other Sub for which the Participant worked for any awards made during his career while employed by the Company or such other Sub. The obligation of the Company or of the Sub shall be a general obligation of the Company or the Sub to be paid out of the general assets of the Company or the Sub subject to the general creditors of the Company or the Sub. In no event shall any separate trust fund be set aside to fund said benefit payment which shall not be reachable by the general creditors of the Company or the Sub.

         7.2 Beneficiary Designation. Each person becoming a Participant shall file with the secretary of the Administrative Committee a notice in writing designating one or more beneficiaries to whom payments otherwise due the Participant shall be made in the event of his death while in the employ of the Company or a Sub or after severance but prior to full payment of the benefits specified in section 6. The Participant shall have the right to change the beneficiary or beneficiaries from time to time; provided, however, that no change shall become effective until received in writing by the Secretary of the Administrative Committee.

         7.3 Payments to Incompetents and Minors. Should the Participant become incompetent or should the Participant


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designate a beneficiary who is a minor or incompetent, the Company or the Sub, as the case may be, shall be authorized to pay such funds to a parent of such minor or to a guardian of such minor or incompetent or directly to such minor or to apply such funds for the benefit of such minor or to apply such funds for the benefit of such minor or incompetent in such manner as the Administrative Committee shall determine in its sole discretion.

         8. Adjustment in Units. The existence of outstanding award of Units shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalization, reorganization or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the right thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding whether of a similar character or otherwise.

         If, while there are outstanding awards of Units, the Company shall effect any split-up or any other subdivision or consolidation of shares or other readjustment, the payment of a stock dividend or other increase or reduction


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in the number of shares of Common Stock outstanding, without receiving compensation therefor in money, services or property, then (a) in the event of an increase in the number of shares outstanding, the number of shares of Common Stock then reflected by awarded Units hereunder shall be proportionately increased and the Stated Value of the Units awarded as of the award day shall be proportionately reduced; and (b) in the event of a reduction in the number of shares outstanding, the number of shares of Common Stock then subject to awarded Units hereunder shall be proportionately reduced, and the Stated Value of the awarded Units on the day of award shall be proportionately increased.

         After a merger of one or more corporations into the Company, or after a consolidation of the Company and one or more corporations in which the Company shall be the surviving corporation, each Participant shall be entitled to receive in lieu of the number of Units previously awarded the number of Units with a corresponding adjustment to the Stated Value of said Units at the date of award that such holder would have been entitled to pursuant to the terms of the agreement of merger or consolidation, if immediately prior to such merger or consolidation such holder had been the holder of record of a number of shares of Common Stock equal to the number of shares which the Units previously


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awarded represented. Should the Company or a Sub by which a Participant is employed elect to dissolve, enter into a sale of its assets or enter into any reorganization in which it is not the surviving company, unless the surviving or successor company shall formally adopt this Plan and agree to continue it, such Participant shall be deemed to have reached retirement age as of the date of such reorganization, sale, merger, etc., and shall be entitled to receive such benefit in one lump sum immediately. If, however, the Company merges, consolidates or is otherwise a party to a reorganization and it is not the surviving corporation but the surviving corporation adopts this Plan then the Plan shall continue uninterrupted and the vesting schedule shall continue as though there were no change in the employing corporation; the Units, of course, will be adjusted, if necessary, as hereinabove provided.

         Except as hereinbefore expressly provided, the issue by the Company of shares of stock of any class, or securities convertible in shares of stock of any class, for cash or property, or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon any conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by


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reason thereof shall be made with respect to, the number of or Stated Value of,
Units then outstanding under previous awards.

         9. Limitation of Rights. Nothing in this Plan shall be construed to:

         9.1 Pay. Give any Employee of the Company or a Sub any right to be awarded incentive pay other than in the sole discretion of the Administrative Committee;

         9.2 Terminate Employment. Limit in any way the right of the Company or a Sub to terminate a Participant's employment with the Company or a Sub at any time; or

         9.3 Specific Agreement. Evidence any agreement or understanding, express or implied, that the Company or the Sub will employ a Participant in any particular position or for any particular remuneration.

         10. Nonalienation of Benefits. No right or benefit under this Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge and any attempt to anticipate, alienate, sell, assign, pledge, encumber or charge the same shall be void. No right or benefit hereunder shall in any manner be liable for or subject to any debts, contracts, liabilities or torts of the person entitled to such benefits. If any Participant or beneficiary hereunder shall become bankrupt or attempt to


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anticipate, alienate, assign, pledge, sell, encumber or charge any right or benefit hereunder then such right or benefit shall in the discretion of the Administrative Committee cease; and in such event, the Company or the Sub, as the case may be, shall hold or apply the same or any part thereof for the benefit of the Participant, or beneficiary, his or her spouse, children or other dependents, or any of them in such manner and in such proportion as the Administrative Committee shall deem proper.

         11. Amendment and Termination of Plan.

         11.1 Amend or Terminate at any Time. The Board of Directors may amend or terminate this Plan at any time.

         11.2 No Retroactive Effect on Accrued Benefits. Any amendment or termination of this Plan shall not affect the rights of any Participant to the benefits hereunder as to the Units then standing to the credit of the Participant in the Special Ledger at the time such amendment or termination, together with such appreciation or depreciation as shall accrue to such Units after such date until date of payment of the benefit.

         12. Effective Date. This Plan shall become operative and effective on such date as shall be fixed by the Board of Directors of the Company.


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